Exhibit 23.6
Data & Consulting Services
Division of Schlumberger Technology Corporation
1310 Commerce Drive
Park Ridge 1
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     Data & Consulting Services Division of Schlumberger Technology Corporation consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the “Company”) for the year ended December 31, 2010 (the “Annual Report”). We further consent to the use of information contained in our reports, as of December 31, 2010, 2009 and 2008 setting forth the estimate of net revenue from BreitBurn Energy Partners L.P. proved oil and gas reserves in the Annual Report and our report filed as Exhibit 99.4 to the Annual Report and to the incorporation by reference thereof into Registration Statement No. 333-160046 on Form S-3 and Registration Statement Nos. 333-91526, 333-94387, 333-161235, 333-116180, 333-134430 and 333-166208 on Form S-8 of the Company.

DATA & CONSULTING SERVICES DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION
By:	/s/ Charles M. Boyer
Charles M. Boyer II, P.G., C.P.G., C.C.G.
Operations Manager Pittsburgh Consulting Services

March 11, 2011